ARTICLES OF INCORPORATION

                               OF

                 InfoImaging Technologies, Inc.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify:

                               I

The name of the Corporation shall be:

                 INFOIMAGING TECHNOLOGIES, INC.

                               II

The principal office and place of business of the corporation in Nevada shall be:

                       1408 Pawnee Drive
                    Las Vegas, Nevada 89109

in the County of Clark. Michael Savage, at this address, shall be the resident agent. Offices for the transaction of any business of the corporation and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other State, Territory or Possession of the United States or in any foreign country.

                              III

The nature of the business and the object and purposes to be transacted, promoted and carried on by the corporation are and shall continue to be:

     To engage in any lawful business authorized and permitted by the laws of the State of Nevada, United States, and any and all counties, states or cities wherein this said corporation may undertake to engage in business.

                               IV

The total authorized shares of capital stock of the corporation shall be 100,000,000 shares of common stock at $0.0001 par value per share, and 50,000,000 shares of preferred stock at $0.0001 par value per share. The capital stock, after the amount of the subscription price is paid in, shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the corporation.

                               V

the members of the governing board shall be styled directors. The first Board of Directors shall consist of three (3) members whose names and addresses are as follows:

          Name                          Address

     Robert Kay               4510 E. Thousand Oaks Boulevard, Suite 100
                              Westlake Village, California 91362

     Christopher Dieterich    781 Linda Flora Drive
                              Los Angeles, California 90049

     Peter Brocklesby         2950 31st Street, Suite 240
                              Santa Monica, California 90405

The number of directors of this corporation may, from time to time, be increased or decreased by an amendment of the By-Laws in that regard, without the necessity of amending these Articles of Incorporation, provided the number shall not be reduced to less than three, unless there may be fewer than three stockholders in said corporation, in which case the number of directors may be as few as the number of stockholders.

                               VI

No stockholder of the corporation shall, by reason of his holding shares of any class of stock of the corporation, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the corporation now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, now or hereafter to be authorized, whether or note the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of stock of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, either in whole or in part, to the existing stockholders of any class of stock.

                              VII

This corporation is to have perpetual existence.

                              VIII

The name and post office of each of the incorporators signing these Articles of Incorporation is as follows:

          Name                Address

     Christopher H. Dieterich 11300 W. Olympic, Suite 800
                              Los Angeles, California 90064

                               IX

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended, an officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

IN WITNESS WHEREOF, the incorporators have hereunto subscribed their names this 8th day of October, 1997.





                                       "Chris Dieterich"
                                       ------------------------
                                       Christopher H. Dieterich

STATE OF CALIFORNIA      )
                         )
County of Los Angeles    )

On this 8th day of October, 1997, personally appeared before me, the undersigned, a Notary Public, Christopher H. Dieterich, KNOWN TO ME TO BE the person who acknowledges that he executed the foregoing instrument.

"Jeffrey S. Gales"
---------------------
Notary Public
Commission # 1147973
Notary Public - California
Los Angeles County
My Commission expires: 7/21/01
                    -------

     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                   (After Issuance of Stock)

                 INFOIMAGING TECHNOLOGIES, INC.
                -------------------------------
                      Name of Corporation

We the undersigned, Altaf Nazerali, President, and Sandra Buschau, Secretary of InfoImaging Technologies, Inc. Do hereby certify:

That the Board of Directors of said corporation by unanimous consent dated July 30th, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

That name of the Corporation is: INTACTA TECHNOLOGIES INC.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 17,671,000; that the said changes and amendment have been consented to and approved by a majority consent of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                   "A. Nazerali"
                                   -----------------------------
                                   Altaf Nazerali, President

                                   "Sandra Buschau"
                                   -----------------------------
                                   Sandra Buschau, Secretary


State/Province of British Columbia)
                                  )
County/City of Vancouver          )

On August 10, 1999, personally appeared before me, a Notary Public, Altaf Nazerali, who acknowledged that he executed the above instrument.

                                   "J. Radelet"
                                   ----------------------------
                                   James W. Radelet
                                   A Commissioner for taking Affidavits
                                   for British Columbia
                                   A Notary Public in and for the
                                   Province of British Columbia
                                    Barrister and Solicitor, Radelet &
                                   Company
                                   Suite 1230, 1075 West Georgia Street
                                   Vancouver, B.C., Canada, V6E 3C9

                       SECRETARY OF STATE
                        STATE OF NEVADA

                       CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that INFOIMAGING TECHNOLOGIES, INC. did on October 21, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 21, 1997.

                    "Dean Heller"
                    --------------------
                    Secretary of State

                  By     "Rachel A. Harder"
                    --------------------
                    Certification Clerk

                   ARTICLES OF INCORPORATION

                               OF

                 InfoImaging Technologies, Inc.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify:

                               I

The name of the Corporation shall be:

                 INFOIMAGING TECHNOLOGIES, INC.

                               II

The principal office and place of business of the corporation in Nevada shall be:

                       1408 Pawnee Drive
                    Las Vegas, Nevada 89109

in the County of Clark. Michael Savage, at this address, shall be the resident agent. Offices for the transaction of any business of the corporation and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other State, Territory or Possession of the United States or in any foreign country.

                              III

The nature of the business and the object and purposes to be transacted, promoted and carried on by the corporation are and shall continue to be:

     To engage in any lawful business authorized and permitted by the laws of the State of Nevada, United States, and any and all counties, states or cities wherein this said corporation may undertake to engage in business.

                               IV

The total authorized shares of capital stock of the corporation shall be 100,000,000 shares of common stock at $0.0001 par value per share, and 50,000,000 shares of preferred stock at $0.0001 par value per share. The capital stock, after the amount of the subscription price is paid in, shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the corporation.

                               V

the members of the governing board shall be styled directors. The first Board of Directors shall consist of three (3) members whose names and addresses are as follows:

          Name                          Address

     Robert Kay               4510 E. Thousand Oaks Boulevard, Suite 100
                              Westlake Village, California 91362

     Christopher Dieterich    781 Linda Flora Drive
                              Los Angeles, California 90049

     Peter Brocklesby         2950 31st Street, Suite 240
                              Santa Monica, California 90405

The number of directors of this corporation may, from time to time, be increased or decreased by an amendment of the By-Laws in that regard, without the necessity of amending these Articles of Incorporation, provided the number shall not be reduced to less than three, unless there may be fewer than three stockholders in said corporation, in which case the number of directors may be as few as the number of stockholders.

                               VI

No stockholder of the corporation shall, by reason of his holding shares of any class of stock of the corporation, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the corporation now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, now or hereafter to be authorized, whether or note the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of stock of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, either in whole or in part, to the existing stockholders of any class of stock.

                              VII

This corporation is to have perpetual existence.

                              VIII

The name and post office of each of the incorporators signing these Articles of Incorporation is as follows:

          Name                Address

     Christopher H. Dieterich 11300 W. Olympic, Suite 800
                              Los Angeles, California 90064

                               IX

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended, an officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

IN WITNESS WHEREOF, the incorporators have hereunto subscribed their names this 8th day of October, 1997.





                                              "Chris Dieterich"
                                       ------------------------
                                       Christopher H. Dieterich

STATE OF CALIFORNIA      )
                         )
County of Los Angeles    )

On this 8th day of October, 1997, personally appeared before me, the undersigned, a Notary Public, Christopher H. Dieterich, KNOWN TO ME TO BE the person who acknowledges that he executed the foregoing instrument.

"Jeffrey S. Gales"
---------------------
Notary Public
Commission # 1147973
Notary Public - California
Los Angeles County
My Commission expires: 7/21/01
                       -------

   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Michael Savage, hereby accept appointment as resident agent for InfoImaging Technologies Inc.

Dates: October 8, 1997             "Michael Savage"
                                   -------------------------
                                   Michael Savage
                                   1408 Pawnee Drive
                                   Las Vegas, Nevada 89109

InfoImaging Technologies Inc.
------------------------------
(Name of Corporation)
Nevada                        CORPORATION
------------------------
(State of Incorporation)

FOR THE FILING PERIOD Oct. 21, 1997 to Dec. 31, 1997

The Corporation's duly appointed Resident Agent in Nevada is:

Michael Savage
1408 Pawnee Drive
Las Vegas, Nevada 89109

IF THE ABOVE INFORMATION IS INCORRECT, PLEASE CHECK THIS BOX AND A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.
- print or type names and address, either resident or business, for all officers and directors. A president, secretary, treasurer and at least one director must be names.
- have an officer sign the form.  FORM WILL BE RETURNED IF UNSIGNED.
- return the completed form with the $85.00 filing fee. A $15.00 penalty must be added for failure to file this form within 60 days from the date of incorporation.
- Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business per NRS 78.155. If you need the below attachment file stamped, enclose a self-addressed stamped envelope. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
- Return the completed form to Secretary of State, Capital Complex, Carson City, NV 69710. (702)687-5203

     Altaf Nazerali                 President

     Suite 1200          1185 W. Georgia     Vancouver Canada    V6E 4E6

     Chris Dieterich                Secretary

     Suite 800      11300 W. Olympic    Los Angeles    CA        90064

     Ross Wilmot                    Treasurer

     Suite 800      11300 W. Olympic    Los Angeles    CA        90064

     Altaf Nazerali                 Director

     Suite 1200          1185 W. Georgia     Vancouver Canada    V6E 4E6

     Chris Dieterich                Director

     Suite 800      11300 W. Olympic    Los Angeles    CA        90064

     Ross Wilmot                    Director

     Suite 800      11300 W. Olympic    Los Angeles    CA        90064

"Chris Dieterich"
------------------
Chris Dieterich,
Secretary
11 Nov 97

I, Dean Heller, the duly qualified Secretary of State of Nevada do hereby certify that the above corporation after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of $85.00 and having also filed the aforesaid list as required by Nevada Revised Statutes Section 78.150 - 78.165 and 80.110 - 80.140, as amended, is hereby authorized to transact and conduct business within this state for the aforesaid period.

"Dean Heller"
-------------------
Dean Heller
Secretary of State